UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2012

AFFINITY GAMING, LLC

(Exact name of registrant as specified in its charter)

Nevada	000-54085	02-0815199
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3755 Breakthrough Way, Suite 300, Las Vegas, NV  89135

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 341-2400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry into a Material Definitive Agreement.

Senior Notes due 2018

On May 9, 2012 (the “Closing Date”), Affinity Gaming, LLC (the “Company”) and its wholly owned subsidiary, Affinity Gaming Finance Corp. (“Affinity Finance” and, together with the Company, the “Issuers”) completed the offering and sale of $200.0 million aggregate principal amount of 9% Senior Notes due 2018 (the “Notes”).  On May 4, 2012, in connection with the offer and sale of the Notes, the Issuers, the guarantors named therein and Deutsche Bank Securities Inc. acting on behalf of itself and as representative of the several initial purchasers (the “Initial Purchasers”), entered into a purchase agreement (as supplemented by the joinder agreement thereto, dated May 9, 2012, the “Purchase Agreement”).  The Notes were issued pursuant to an indenture, dated the Closing Date (the “Indenture”), among the Issuers, the guarantors party thereto, U.S. Bank, National Association, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar, transfer agent and authenticating agent.  The Notes are senior unsecured obligations of the Issuers and are guaranteed by all of the Company’s current and future domestic subsidiaries that guarantee the Company’s new senior secured credit facilities (described below.

The Company used the net proceeds from the offering, together with borrowings from its new senior secured credit facility (described below), to terminate and repay in full all outstanding indebtedness under the Company’s existing senior secured credit facility, to pay the related prepayment premium, to pay fees and expenses incurred in connection with the foregoing refinancing transactions and intends to use the balance for general corporate purposes, including strategic acquisitions.

The Notes were issued in a private offering that was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act.

Purchase Agreement

The Purchase Agreement contains customary representations, warranties and agreements by the Issuers.  In addition, the Issuers have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make in respect of those liabilities.  Furthermore, the Issuers have agreed with the Initial Purchasers not to offer or sell any debt securities issued or guaranteed by the Issuers for a period of 90 days after the Closing Date without prior written consent of the representative of the Initial Purchasers.

The above description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the complete terms of the Purchase Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Indenture

The Indenture provides, among other things, that the Notes will be general unsecured obligations of the Issuers.  Interest is payable on the Notes on each May 15 and November 15, commencing November 15, 2012.  The Issuers may, at their option, redeem some or all of the Notes at any time prior to May 15, 2015 upon notice to holders of the Notes, at a price equal to 100% of the principal amount of the Notes redeemed plus a “make-whole” premium as of the applicable redemption date, and accrued interest. In addition, the Issuers may, at their option, at any time on or after May 15, 2015, redeem some or all of the Notes at redemption prices set forth in the Indenture, plus accrued interest.  At any time prior to May 15, 2015, upon notice to holders of the Notes, the Issuers may, at their option, redeem up to 35% of the Notes with the net cash proceeds from one or more equity offerings at a redemption price equal to 109% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the redemption date, as long as at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding immediately after giving effect to any such redemption and the redemption occurs not more than 180 days after the date of the closing of the equity offering.  The Indenture further provides that if any gaming authority requires a holder of the Notes to be licensed, qualified or found suitable under any applicable gaming law and such holder fails to apply for, or is denied, such license, qualification or not found suitable, the

Issuers have the right, at their option, to (i) require such holder to dispose of its Notes or (ii) redeem such Notes at the applicable redemption price specified in the Indenture.  The Issuers will not be required to pay or reimburse any holder of the Notes who is required to apply for such license, qualification or finding of suitability.

The Issuers’ payment obligations under the Notes are fully and unconditionally guaranteed on a senior unsecured basis by all of the Company’s current and future domestic subsidiaries that guarantee the new senior secured credit facilities.

The terms of the Indenture, among other things, limit the ability of the Issuers and the Issuers’ restricted subsidiaries to: incur additional debt and issue preferred stock; pay dividends or make other restricted payments; make certain investments; create liens; allow restrictions on the ability of restricted subsidiaries to pay dividends or make other payments; sell assets; merge or consolidate with other entities; and, enter into transactions with affiliates.

If the Company experiences certain kinds of changes of control (as defined in the Indenture), the Issuers will be required to make an offer to purchase the Notes at a price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to but excluding, the date of repurchase.  In addition, the Issuers will be required under certain circumstances to make an offer to repurchase Notes with the proceeds of certain asset sales that are not used to purchase new assets or otherwise applied in accordance with the terms of the Indenture.

If an event of default arises from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice.  If other events of default arise, including failure to pay principal or interest on a timely basis, failure to comply with the agreements under the Indenture, default under or acceleration of certain other indebtedness, failure to pay certain judgments, certain revocations or suspensions of a gaming license for more than 60 days, and repudiation or unenforceability of obligations under the Guarantees, subject to certain limitations including, if applicable, the giving of notice or the expiration of any grace or cure period, or both, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all amounts owing under the Notes to be due and payable

The above description of the Indenture is not complete and is qualified in its entirety by reference to the complete terms of the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreements

In connection with the offer and sale of the Notes, the Issuers, the guarantors party thereto and the Initial Purchasers entered into a registration rights agreements, dated the Closing Date (the “Registration Rights Agreement”).  Under the Registration Rights Agreement, the Issuers and the guarantors party thereto, have agreed to use commercially reasonable efforts to (i) file a registration statement with respect to an offer to exchange the Notes for a new issue of substantially identical notes registered under the Securities Act, (ii) to cause the exchange offer registration statement to be declared effective 270 dates after the Closing Date, and (iii) to consummate the exchange offer no later than 300 days after the Closing Date.  The Issuers may be required to provide a shelf registration statement to cover resales of the Notes under certain circumstances.  If the foregoing obligations are not satisfied, the Issuers may be required to pay holders of the Notes additional interest at a rate of 0.25% per annum of the principal amount thereof for 90 days immediately following the occurrence of any registration default. Thereafter, the amount of additional interest will increase by an additional 0.25% per annum of the principal amount thereof for each subsequent 90 day period during which a registration default continues, up to a maximum additional interest rate of 1.0% per annum of the principal amount thereof, until all registration defaults have been cured. If the registration default is cured, the applicable interest rate on such Notes will revert to the original level on the Notes.

The above description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the complete terms of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

New Senior Secured Credit Facility

On the Closing Date, the Company also entered into the Credit Agreement (the “Credit Agreement”) among the Company, as borrower, Deutsche Bank Trust Company Americas, as administrative agent and as collateral agent, the other agents party thereto and the lenders party thereto.

The credit facilities provided under the Credit Agreement consist of (a) a term loan facility of $200 million, the entirety of which was disbursed on the Closing Date (the “Term Loan Facility”), and (b) a revolving credit facility providing for up to $35 million of revolving extensions of credit outstanding at any time (including revolving loans, swingline loans and letters of credit) (the “Revolving Credit Facility” and together with the Term Loan Facility, the “Senior Secured Credit Facilities”).  The Revolving Credit Facility was undrawn at the Closing Date.  The Company may increase the aggregate amount of term loans and/or revolving loans by an amount not to exceed $80 million in the aggregate (although not more than $15 million may consist of increases to the revolving loans).

The Term Loan Facility will have a five and one-half year maturity.  The Revolving Credit Facility will have a five year maturity.

Loans under both the Term Loan Facility and the Revolving Credit Facility are subject to the following interest rates:

(a)                                  for loans which are Eurodollar loans, for any interest period, at a rate per annum equal to (i) the higher of (A) (1) the LIBO rate determined by the Administrative Agent, divided by (2) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), and (B) with respect to term loans made on the Closing Date only, 1.25%, plus (ii) an applicable margin of 4.25%; and

(b)                                 for loans which are base rate loans, (i) the highest of (A) the Administrative Agent’s prime lending rate at such time, (B) 1/2 of 1% in excess of the overnight federal funds rate at such time, and (C) the Eurodollar Rate for a Eurodollar Loan with a one-month interest period commencing on such day plus 1.00%., plus (ii) an applicable margin of 3.25%.

The Company will pay certain recurring fees with respect to the Senior Secured Credit Facilities, including (i) fees on the unused commitments of the lenders under the Revolving Credit Facility, (ii) letter of credit fees on the aggregate face amounts of outstanding letters of credit plus a fronting fee to the relevant issuing bank, and (iii) administration fees.

Subject to certain exceptions, the Term Loan Facility is subject to customary mandatory prepayments provisions with respect to: the net cash proceeds from certain asset sales; the net cash proceeds from certain issuances or incurrences of debt (other than debt permitted to be incurred under the terms of the Senior Secured Credit Facilities); a portion (with stepdowns based upon the achievement of specified financial covenants) of annual excess cash flow of the Company and its subsidiaries, and with such required prepayment amount to be reduced dollar-for-dollar by the amount of voluntary prepayments of term loans made with internally generated funds (including under the Revolving Credit Facility to the extent commitments thereunder are permanently reduced by the amount of such prepayments); and, the net cash proceeds in excess of a certain amount from insurance recovery (other than business interruption insurance) and condemnation events of the Company and its subsidiaries, subject to certain reinvestment rights.

Any term loan lender may elect not to accept its pro rata portion of any mandatory prepayment.  Any prepayment amount declined by a term loan lender may be retained by the Company; provided that such retained amount shall not be used by the Company or its subsidiaries to pay dividends or make distributions.

The Credit Agreement contains customary representations and warranties, subject to limitations and exceptions, and customary covenants restricting the ability (subject to various exceptions) of the Company and certain of its subsidiaries to:  incur additional indebtedness (including guarantee obligations); incur liens; engage in mergers or other fundamental changes; sell certain property or assets; pay dividends of other distributions; consummate acquisitions; make investments, loans and advances; prepay certain indebtedness, including the Notes;

change the nature of their business; engage in certain transactions with affiliates; and, incur restrictions on the ability of the Company’s subsidiaries to make distributions, advances and asset transfers.  In addition, under the Senior Secured Credit Facilities we will be required to comply with a specific leverage ratio and a minimum interest coverage ratio.

The Senior Secured Credit Facilities will contain customary events of default, including with respect to: nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty when made; failure to perform or observe covenants; cross-default to other material indebtedness (in excess of an amount to be agreed); bankruptcy and insolvency events; inability to pay debts; monetary judgment defaults (in excess of an amount to be agreed); actual or asserted invalidity or impairment of any definitive loan documentation; and, a change of control.

As of the Closing Date, the obligations of the Company under the Senior Secured Credit Facilities are guaranteed by each direct and indirect, subsidiary of the Company.

The Senior Secured Credit Facilities and any interest rate protection and other hedging arrangements provided by any lender party to the Senior Secured Credit Facilities or any affiliate of such a lender are secured on a first priority basis by a perfected security interest in substantially all of the Company’s and each guarantor’s tangible and intangible assets (subject to certain exceptions)

The above description of the Credit Agreement is not complete and is qualified in its entirety by reference to the complete terms of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02.                  Termination of a Material Definitive Agreement

On May 9, 2012, contemporaneous with entering into the Credit Agreement, all outstanding amounts under the Company’s prior credit agreement, dated as of December 31, 2010, by and among the Company, Wilmington Trust Company, as administrative agent, and the lenders party thereto, were repaid in full and such prior credit agreement was terminated.  The Company paid a call premium of approximately $7 million in connection with the termination of the prior credit agreement.

Item2.03.                     Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.                  Other Information.

On May 9, 2012, the Company issued a press release announcing that it and Affinity Finance completed the offering and sale of the Notes.  The offering was not approved by any gaming regulatory authority having jurisdiction over any of Affinity Gaming’s casino operations.

A copy of the press release is attached hereto as Exhibit 99.1, and incorporated by reference herein.

Item 9.01.                  Financial Statements and Exhibits

The following exhibits are furnished herewith.

(d) Exhibits.

Exhibit No.	Description of Exhibit

1.1

Purchase Agreement, dated May 4, 2012, among Affinity Gaming, LLC, the guarantors thereto and Deutsche Bank Securities Inc., acting on behalf of itself and as representative of the several initial purchasers, as supplemented by the joinder agreement, dated May 9, 2012, among Affinity Gaming Finance Corp. and Deutsche Bank Securities Inc.

4.1

Indenture, dated May 9, 2012, among Affinity Gaming, LLC, Affinity Gaming Finance Corp., the guarantors party thereto, U.S. Bank, National Association, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar, transfer agent and authenticating agent.

4.2

Registration Rights Agreement, dated May 9, 2012, among Affinity Gaming, LLC, Affinity Gaming Finance Corp., the guarantors party thereto and Deutsche Bank Securities Inc., acting on behalf of itself and as representative of the several initial purchasers.

10.1

Credit Agreement, dated May 9, 2012, among Affinity Gaming, LLC, as borrower, Deutsche Bank Trust Company Americas, as administrative agent and as collateral agent, the other agents party thereto and the lenders party thereto

99.1	Press release dated May 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINITY GAMING, LLC

Date: May 10, 2012	By:	/s/ JOHN CHRISTOPHER KRABIEL
John Christopher Krabiel
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1

Purchase Agreement, dated May 4, 2012, among Affinity Gaming, LLC, the guarantors thereto and Deutsche Bank Securities Inc., acting on behalf of itself and as representative of the several initial purchasers, as supplemented by the joinder agreement, dated May 9, 2012, among Affinity Gaming Finance Corp. and Deutsche Bank Securities Inc.

4.1

Indenture, dated May 9, 2012, among Affinity Gaming, LLC, Affinity Gaming Finance Corp., the guarantors party thereto, U.S. Bank, National Association, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar, transfer agent and authenticating agent.

4.2

Registration Rights Agreement, dated May 9, 2012, among Affinity Gaming, LLC, Affinity Gaming Finance Corp., the guarantors party thereto and Deutsche Bank Securities Inc., acting on behalf of itself and as representative of the several initial purchasers.

10.1

Credit Agreement, dated May 9, 2012, among Affinity Gaming, LLC, as borrower, Deutsche Bank Trust Company Americas, as administrative agent and as collateral agent, the other agents party thereto and the lenders party thereto

99.1	Press release dated May 9, 2012.